EXHIBIT 32.2

Certificate pursuant to 18 U.S.C. Section 1350 as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In accordance with the requirements of the Sarbanes-Oxley Act of 2002, the undersigned, to the best of his knowledge, hereby certifies that the report of Mountain National Bancshares, Inc., filed on Form 10-QSB for the period ended September 30, 2004: (1) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) fairly represents, in all material respects, the financial condition and results of operations of Mountain National Bancshares, Inc.

/s/ Rick Hubbs
Rick Hubbs, Senior Vice President and Controller
November 15, 2004